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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2005 (January 26, 2005)

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28167 (Commission File Number)	52-2126573 (IRS Employer Identification No.)
600 Telephone Ave, Anchorage, Alaska 99503 (Address of principal executive offices)

Registrant's telephone number, including area code (907) 297-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/
/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On January 26, 2005, Alaska Communications Systems Group, Inc. (the "Company") entered into an Underwriting Agreement, dated January 26, 2005, among the Company, J.P. Morgan Securities Inc., CIBC World Markets Corp. and Banc of America Securities LLC, as representatives of the underwriters listed therein, for the sale by the Company of 8,823,530 shares of its common stock. Pursuant to the Underwriting Agreement, the Company granted the underwriters the right to purchase up to 1,323,530 additional shares to cover over-allotments. The Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference. The Company's press release, dated January 27, 2005, relating to the stock offering is filed herewith as Exhibit 99.1 and incorporated herein by reference. The Company intends to use the net proceeds from the offering to repay indebtedness as part of the Company's previously announced recapitalization plan and for general corporate purposes.

        On January 26, 2005, Alaska Communications Systems Holdings, Inc. ("ACSH"), a wholly-owned subsidiary of the Company, entered into an agreement to pay Fox Paine & Company, LLC ("Fox Paine") $2.7 million as a transaction advisory fee in connection with Fox Paine's advice and assistance in structuring the Company's previously announced recapitalization plan and to terminate ACSH's obligation to pay Fox Paine management fees pursuant to a management agreement between ACSH and Fox Paine, dated May 14, 1999, for periods beginning after December 31, 2004. The Company will continue to reimburse Fox Paine for reasonable and customary out of pocket expenses they may incur on the Company's behalf so long as they own 10% or more of the Company's outstanding common stock. Additionally, the Company remains obligated to pay Fox Paine a management fee for the year ended December 31, 2004, which we expect will be approximately $1.0 million. Affiliates of Fox Paine hold a majority of the Company's outstanding shares of common stock. Messrs. Saul A. Fox and W. Dexter Paine, III are co-founders of, and Chief Executive Officer and President, respectively, of, Fox Paine. Mr. Wray T. Thorn is a former Director of Fox Paine. Each of Messrs. Fox, Paine and Thorn are members of the Company's board of directors. The agreement was approved by a majority of the Company's independent directors on January 26, 2005. The agreement between ACSH and Fox Paine, dated January 26, 2005, is filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

        Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 26, 2005, among the Company, J.P. Morgan Securities Inc., CIBC World Markets Corp. and Banc of America Securities LLC.
10.1	Agreement, dated January 26, 2005, between Alaska Communications Systems Holdings, Inc. and Fox Paine & Company, LLC.
99.1	Alaska Communications Systems Group, Inc. Press Release dated January 27, 2005

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Date: January 26, 2005	By:	/s/ LEONARD A. STEINBERG Name: Leonard A. Steinberg Title: Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 26, 2005, among the Company, J.P. Morgan Securities Inc., CIBC World Markets Corp. and Banc of America Securities LLC.
10.1	Agreement, dated January 26, 2005, between Alaska Communications Systems Holdings, Inc. and Fox Paine & Company, LLC.
99.1	Alaska Communications Systems Group, Inc. Press Release dated January 27, 2005

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SIGNATURES
EXHIBIT INDEX